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                                                                    EXHIBIT 10.9


                             RELIANT RESOURCES, INC.
                       ANNUAL INCENTIVE COMPENSATION PLAN

                   (As Established Effective January 1, 2001)

                                    RECITALS

                  Reliant Resources, Inc., a Delaware corporation (the "Company"), with its principal place of business in Houston, Harris County, Texas, hereby establishes the Reliant Resources, Inc. Annual Incentive Compensation Plan (the "Plan"), for the benefit of its eligible employees as follows:

         1. PURPOSE: The purpose of the Plan is to encourage a high level of corporate performance through the establishment of predetermined corporate, Subsidiary or business unit and/or individual goals, the attainment of which will require a high degree of competence and diligence on the part of those Employees (including officers) of the Company or of its participating Subsidiaries selected to participate in the Plan, and which will be beneficial to the owners and customers of the Company.

         2. DEFINITIONS: Unless the context otherwise clearly requires, the following definitions are applicable to the Plan:

                  AWARD: An incentive compensation award payable in cash granted to a Participant with respect to a particular Plan Year pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

                  BOARD OF DIRECTORS or BOARD: The Board of Directors of the Company.

                  CODE: The Internal Revenue Code of 1986, as amended from time to time.

                  COMMITTEE: The Compensation Committee of the Board of
         Directors.

                  COMPANY: Reliant Resources, Inc., or any successor thereto.

                  COMPENSATION: The annual base salary paid to the Participant. Overtime is not included in Compensation for exempt Employees, but overtime pay for non-exempt Employees is adjusted based on Awards under this Plan in a manner consistent with the requirements of applicable labor law. Notwithstanding the foregoing, any Participant covered by the terms of a collective bargaining agreement shall have his Compensation calculated in the manner specified in the collective bargaining agreement.

                  EMPLOYEE: An employee of the Company or any of its Subsidiaries who is a regular full or part-time employee and who regularly works at least 20 hours per week.



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                  EMPLOYER: The Company and each Subsidiary which is designated by the Committee as an Employer under this Plan.

                  PARTICIPANT: An Employee who is selected to participate in the Plan.

                  PERFORMANCE AWARD: An Award made to a Participant pursuant to this Plan that is subject to the attainment of one or more Performance Goals.

                  PERFORMANCE GOALS: The performance objectives of the Company, its Subsidiaries or its business units and/or individual Participants established for the purpose of determining the level of Awards, if any, earned during a Plan Year.

                  PLAN: This Reliant Resources, Inc. Annual Incentive Compensation Plan, as amended from time to time.

                  PLAN YEAR: The calendar year.

                  SAVINGS PLAN: The Reliant Energy, Incorporated Savings Plan, as amended and restated effective April 1, 1999 and as thereafter amended, and any successor thereto contributed to by the Company.

                  SUBSIDIARY: A subsidiary corporation with respect to the Company as defined in Section 424(f) of the Code.

                  A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.

         3. PARTICIPATION: The Committee (or its appropriately designated delegate) shall select the Employees who will be Participants for each Plan Year. Only Employees who are employed at least 90 days during the Plan Year and are employed on the last day of the Plan Year are eligible for the payment of an Award under the Plan, except as provided in Section 7(c). No Employee shall at any time have the right (a) to be selected as a Participant in the Plan for any Plan Year, (b) if so selected, to be entitled to an Award, or (c) if selected as a Participant in one Plan Year, to be selected as a Participant in any subsequent Plan Year.

                  The terms and conditions under which a Participant may participate in the Plan shall be determined by the Committee (or its appropriately designated delegate) in its sole discretion.

         4. PLAN ADMINISTRATION: The Plan shall be administered by the Committee. All decisions of the Committee shall be binding and conclusive on the Participants. The Committee, on behalf of the Participants, shall enforce this Plan in accordance with its terms and shall have all powers necessary for the accomplishment of that purpose, including, but not by way of limitation, the following powers:

                  (a) To select the Participants;



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                  (b) To interpret, construe, approve and adjust all terms,
         provisions, conditions and limitations of this Plan;

                  (c) To decide any questions arising as to the interpretation or application of any provision of the Plan;

                  (d) To prescribe forms and procedures to be followed by Employees for participation in the Plan, or for other occurrences in the administration of the Plan;

                  (e) To establish the terms and conditions of any Agreement under which an Award may be earned and paid; and

                  (f) In addition to all other powers granted herein, the Committee shall make and enforce such rules and regulations for the administration of the Plan as are not inconsistent with the terms set forth herein.

                  No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of
Section 5 of this Plan shall be liable for anything done or omitted to be done by him, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.

         5. DELEGATION OF AUTHORITY: The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan (including, but not limited to, its authority to select Participants) pursuant to such conditions or limitations as the Committee may establish.

         6. AWARDS: The Committee shall determine the terms and conditions of Awards to be made under this Plan and shall designate from time to time the individuals who are to be the recipients of Awards. Awards may also be made in combination or in tandem with, in replacement of, or as alternative to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific individual and/or business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Unless specified otherwise by the Committee, the amount payable pursuant to an Award shall be based on a percentage of the Participant's Compensation.

                  An Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of such period of service to which the Performance Goal relates and (y) the lapse of 25% of such period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could



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determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole. Performance Goals shall be based upon targets established by the Committee with respect to one or more of the following financial factors, as applied to the Company or a business unit, as applicable: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, cash flow, cash flow from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth and total market value. Unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria), and may also be based on performance relative to a designated peer group. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. The Committee in its sole discretion may decrease the amount payable pursuant to a Performance Award, but in no event shall the Committee have discretion to increase the amount payable pursuant to a Performance Award in a manner inconsistent with the requirements for qualified performance-based compensation under Code Section 162(m). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Code
Section 162(m) applicable to qualified performance-based compensation, and the Committee in establishing such Performance Goals and interpreting the Plan shall be guided by such provisions. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards pursuant to this Plan shall be determined by the Committee. No Participant may be granted Performance Awards which will result in the payment of more than $3,500,000 per Plan Year.

         7. PAYMENT OF AWARDS: The Committee has sole and absolute authority and discretion to determine the time and manner in which Awards, if any, shall be paid under this Plan. Generally, however, the following provisions may apply:

                  (a) FORM OF PAYMENT: Payment of Awards shall be made in cash and may be subject to such restrictions as the Committee shall determine.

                  (b) DATE OF PAYMENT: Payment of Awards shall be made as soon as practicable (as determined by the Committee) following the close of the Plan Year (the "Payment Date"), unless otherwise provided in
         Section 7(c).

                  (c) EMPLOYMENT REQUIRED: Except as provided below, Participants must be Employees on the Payment Date in order to receive payment of an Award.

                           (1) Retirement, Death or Disability: If, prior to the
                  Payment Date, a Participant retires on or after age 55 with 5 years



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                  of service, dies or terminates employment under circumstances establishing eligibility for disability benefits under the Company's long-term disability plan, then the Participant shall nonetheless receive payment of the Award the Participant would have received had the goals with respect to the Participant's Award been met at the target level based on his Compensation as of the Participant's date of retirement, death or disability, prorated for the number of days the Participant was employed during the Plan Year. Payments under this Section 7(c)(1) shall be made as soon as practicable following the date of the Participant's retirement, death or disability, but no later than 30 days after the date of the Participant's retirement, death or disability. If a Participant who terminates due to retirement or disability resumes employment during the same Plan Year in a position qualifying the Participant to resume participation in the Plan, any additional payment for the Plan Year received on the Payment Date will be prorated based on days worked during the Plan Year subsequent to the Participant's return to work.

                           (2) Termination After Last Day of the Plan Year: If a
                  Participant is an Employee on the last day of the Plan Year and was employed at least 90 days during the Plan Year, but is not an Employee on the Payment Date, then the Participant may receive on the Payment Date, an Award (if any) upon management's recommendation and approval by the Committee.

         8. ASSIGNABILITY: Unless otherwise determined by the Committee and provided in the Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable, except by will or the laws of descent and distribution. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 8 shall be null and void.

         9. TAX WITHHOLDING: The Company shall have the right to withhold applicable taxes from any Award payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

         10. FINALITY OF DETERMINATIONS: Any determination by the Committee in carrying out or administering this Plan shall be final and binding for all purposes and upon all interested persons and their heirs, successors, and personal representatives.

         11. EMPLOYEE RIGHTS UNDER THE PLAN: No Employee or other person shall have any claim or right to be granted an Award under this Plan. Neither the Plan nor any action taken thereunder shall be construed as giving an Employee any right to be retained in the employ of the Company or an Employer. No Participant shall have any lien on any assets of the Company or an Employer by reason of any Award made under this Plan.

         12. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION: The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or



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alteration that would adversely affect the rights of any Participant under any
Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company; however clause (ii) shall only apply if, and to the extent, such approval is required by applicable legal requirements.

         13. OTHER PLANS: The Award payments under this Plan shall be considered compensation under the Savings Plan.

         14. GOVERNING LAW: This Plan and all determinations made and actions taken pursuant hereto, shall be governed by and construed in accordance with the laws of the State of Texas.

         IN WITNESS WHEREOF, the Company has executed this Plan this 1st day of May, 2001, but effective as of January 1, 2001.

                                        RELIANT RESOURCES, INC.



                                        By /s/ R. S. LETBETTER
                                          ------------------------------------
                                          R. S. Letbetter
                                          Chairman and Chief Executive Officer

ATTEST:

/s/ Lynne Harkel-Rumford
---------------------------------



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